76



JSO/29833-10/167.4









_________________________________________________________________




                      SERVICING AGREEMENT

                     ______________________


                             among

                   TL LEASE FUNDING CORP. IV

               TRANS LEASING INTERNATIONAL, INC.,
                      as initial Servicer

                              and

          FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                           as Lender

                     ______________________


                          Dated as of

                        January 21, 1997


_________________________________________________________________

                       TABLE OF CONTENTS

                                                             Page

ARTICLE IDEFINITIONS                                            1
     1.1    Definitions                                         1
     1.2    Other Definitional Provisions                       4

ARTICLE IIADMINISTRATION AND SERVICING OF LEASES                5
     2.1    Appointment and Acceptance; Duties                  5
     2.2    Collection of Payments                              7
     2.3    Servicer Advances                                   9
     2.4    Realization Upon Defaulted Leases                   9
     2.5    Maintenance of Insurance Policies                  10
     2.6    Recording and Filings                              10
     2.7    Marking of Lease Management System                 11
     2.8    Representations and Warranties of Servicer         11
     2.9    Covenants of Servicer                              12
     2.10   Servicer Compensation                              15
     2.11   Payment of Certain Expenses by Servicer            15
     2.12   Monthly Statement; Annual Statement                15
     2.13   Annual Report as to Compliance                     15
     2.14   Annual Independent Public Accountants' Servicing
            Reports                                            16

ARTICLE IIIACCOUNTS AND DEPOSITS                               16
     3.1    Establishment of Accounts                          16
     3.2    Investment of Accounts                             16
     3.3    Deposits                                           17

ARTICLE IVOTHER MATTERS RELATINGTO THE SERVICER                18
     4.1    Liability of the Servicer and Others               18
     4.2    Merger or Consolidation of Servicer; Assumption of
            Servicer's Obligations                             18
     4.3    The Servicer Not to Resign                         19
     4.4    Access to Certain Documentation and Information
            Regarding the Assets                               19

ARTICLE VSERVICER DEFAULTS                                     20
     5.1    Servicer Defaults                                  20
     5.2    Lender to Act; Appointment of Successor            22
     5.3    Notification to Lender                             23
     5.4    Waiver of Past Defaults                            24
     5.5    List of Leases                                     24

ARTICLE VIMISCELLANEOUS PROVISIONS                             24
     6.1    Termination                                        24
     6.2    Amendment                                          24
     6.3    Evidence of Filings                                25
     6.4    Governing Law                                      25
     6.5    Notices                                            25
     6.6    Severability of Provisions                         27
     6.7    Assignment                                         27
     6.8    Schedules and Exhibits                             27
     6.9    No Waiver; Cumulative Remedies                     27
     6.10   Counterparts                                       27
     6.11   Binding Effect; Third-Party Beneficiaries          27
     6.12   Merger and Integration                             27
     6.13   Headings                                           28
     6.14   Certificates and Opinions of Counsel               28



                        LIST OF EXHIBITS

Exhibit A           Form of Monthly Statement
Exhibit B      Form of Certificate
                      SERVICING AGREEMENT

          THIS SERVICING AGREEMENT, dated as of January 21, 1997 (this "Agreement"), among TL Lease Funding Corp. IV, a Delaware corporation ("TLFC"), Trans Leasing International, Inc., a Delaware corporation (referred to herein as "Trans Leasing" or the "Servicer"), and First Union National Bank of North Carolina (the "Lender"). Other capitalized terms used in this Agreement are defined in Article I.

          TLFC and Trans Leasing have entered into a Contribution and Sale Agreement providing for, among other things, the contribution and sale by Trans Leasing to TLFC of Leases and the related Equipment.

          TLFC   and  the  Lender  have  entered  into  a  Credit
Agreement dated as of December 20, 1996. Under the Credit Agreement, the Lender has agreed, subject to the satisfaction of certain conditions, to make loans to TLFC, and TLFC has granted to the Lender a security interest in TLFC's rights under the Leases, the related Equipment and this Agreement.

          Trans Leasing intends to continue administering and servicing the Leases and the Equipment in its capacity as Servicer pursuant to this Agreement.

          The execution and delivery of this Agreement is a condition to the obligation of Lender to make the initial loan under the Credit Agreement.

          In consideration of the mutual agreements contained in this Agreement, each party agrees as follows for the benefit of the other parties:


                           ARTICLE I

                          DEFINITIONS

          I.1  Definitions.  Whenever used in this Agreement, the
following   words  and  phrases  have  the  following  respective
meanings:

          "Contribution and Sale Agreement" means the Contribution and Sale Agreement dated as of the date hereof between the Originator and TLFC, together with all amendments, restatements, supplements and modifications thereof or thereto.

          "Credit Agreement" means the Revolving Credit and  Term
Loan and Security Agreement dated as of December 20, 1996 between
TLFC and the Lender, together with all amendments, restatements, supplements and modifications thereof or thereto.

          "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein:

          (a)   investments in commercial paper maturing  in  270
days or less from the date of issuance which is accorded the highest rating by S&P or Moody's or another nationally recognized credit rating agency of similar standing;

          (b) investments in direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the full faith and credit of the United States of America, provided that all such obligations mature in twelve months or less from the date of acquisition thereof;

          (c) investments in certificates of deposit maturing within one year from the date of origin, rated A-1 or better by S&P or P-1 or better by Moody's or a comparable rating by another nationally recognized rating agency of similar standing, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

          (d) investments in debt obligations of corporations organized and existing under the laws of the United States, any state or the District of Columbia maturing in 12 months or less from the date of acquisition thereof, and rated AA or better by S&P or AA or better by Moody's or a comparable rating by another nationally recognized rating agency of similar standing;

          (e) money market funds sponsored by insurance companies, investment banking firms or commercial banking institutions which are members of the Federal Reserve System, provided such fund (i) has assets of not less than $100,000,000,
(ii)  invests solely in investments permitted under subparagraphs
(a), (b) and (c) above and (iii) are rated AA or better by S&P or AA or better by Moody's or a comparable rating by another nationally recognized rating agency of similar standing; and

          (f) any other investment reasonably acceptable to the Lender.

          "Late   Fees"  means  any  amounts  assessed   by   the
Originator and paid by or on behalf of a Lessee in excess of the Scheduled Lease Payment due to the delinquency of a Lease payment on a Lease.

          "Lease File" means, with respect to each Lease, the Lease and all other documents relating to such Lease held by the Servicer pursuant to this Agreement.

          "Lease   Management  System"  means  the   computerized
electronic lease management system maintained by the Servicer for all Leases and other agreements similar to the Leases.

          "Moody's" means Moody's Investor Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

          "Monthly  Statement"  has  the  meaning  set  forth  in
Section 2.12(a).

          "Officer's   Certificate"  of  any   Person   means   a
certificate signed by any Responsible Officer of such Person.

          "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel to Trans Leasing or other counsel acceptable to the Lender.

          "Originator" means Trans Leasing, in its capacity as the transferor of Leases, Equipment and other assets pursuant to the Contribution and Sale Agreement.

          "Repurchased Lease" means, at any time, any Lease which
has   been   repurchased  by  Trans  Leasing  pursuant   to   the
Contribution and Sale Agreement as the result of the occurrence of a Warranty Event.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., and its successors and assigns.

          "Servicer" means initially Trans Leasing and thereafter any Person appointed as a Successor Servicer pursuant to this Agreement, in each case, in such Person's capacity as the Servicer pursuant to this Agreement.

          "Servicer Advance" means an advance of Scheduled  Lease
Payments made by the Servicer pursuant to Section 2.3.

          "Servicer  Default"  has  the  meaning  set  forth   in
Section 5.1(a).

          "Skipped Payment" has the meaning set forth in  Section
2.2(a).

          "Successor Servicer" means any Person appointed as a successor to the Servicer pursuant to Section 4.3 or 5.2.

          "Termination  Notice"  has the  meaning  set  forth  in
Section 5.1(b).

          "Transaction Year" means the twelve-month period ending on June 30 each year; provided that the initial Transaction Year will be the period commencing on the Closing Date and ending on June 30, 1997.

          I.2  Other Definitional Provisions.

          (a)   Terms Defined in the Credit Agreement.   For  the
purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement have the respective meanings assigned to such terms in the Credit Agreement.

          (b) Terms used in Related Documents. Each term defined in this Agreement will have the meaning assigned to such term in this Agreement when used in any certificate or other document made or delivered pursuant to this Agreement, unless such term is otherwise defined therein.

          (c) Accounting Terms. As used in this Agreement, accounting terms which are not defined in Section 1.1 have the respective meanings given to them under generally accepted accounting principles, as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement will control.

          (d) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (e) Reference to Payment Date. With respect to any Payment Date, the "related Determination Date" and the "related Collection Period," will mean the Determination Date and Collection Period, respectively, immediately preceding such Payment Date, and the relationships among Determination Dates and Collection Periods will be correlative to the foregoing relationships.

          (f) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

          (g) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

          (h) "Receipt" of Funds. For purposes of this Agreement, funds constituting Collections and payments under any Swap Agreement will be deemed to be "received" by the Servicer when such funds have been deposited in a lock-box account maintained by the Servicer or on its behalf (or, if earlier, when such funds come into the Servicer's actual possession).


                           ARTICLE II

             ADMINISTRATION AND SERVICING OF LEASES

          II.1 Appointment and Acceptance; Duties.

          (a) Appointment of Initial Servicer. Trans Leasing is hereby appointed as Servicer pursuant to this Agreement. Trans Leasing accepts the appointment and agrees to act as the Servicer pursuant to this Agreement. The Servicer acknowledges and agrees that the rights, duties and obligations of the Servicer hereunder include the rights, duties and obligations set forth for the Servicer in the Credit Agreement.

          (b) General Duties. The Servicer will service, administer and enforce the Leases on behalf of TLFC and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable. The Servicer will manage, service, administer, and make collections on the Leases with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Lessees regarding the Leases, investigating delinquencies, accounting for collections, furnishing monthly and annual statements with respect  to  collections  and distributions  in  accordance  with
Section 2.12, making Servicer Advances as provided in Section 2.3 in its discretion and using its best efforts to maintain the perfected first priority security interest of the Lender in the Leases and the related Equipment (subject to the provisos contained in Section 2.6). The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Lease pursuant to Section 2.4 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Lease, TLFC will be deemed to have automatically assigned such Lease to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by TLFC, pursuant to this Section 2.1(b), to execute and deliver, on behalf of itself and the Lender, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, then TLFC will, at the Servicer's expense and direction, take steps to enforce the Lease, including bringing suit in its name.

          (c) Consent to Assignment or Replacement. At the request of a Lessee, the Servicer may in its sole discretion consent to the assignment of the related Lease or the sublease of a unit of the Equipment relating to a Lease, so long as such Lessee remains liable for all of its obligations under such Lease. Upon the request of any Lessee, subject to the limitations in Section 10.4(e) of the Credit Agreement, the Servicer may, in its sole discretion, provide for the substitution or replacement of any unit of Equipment for a substantially similar unit of equipment.

          (d) Disposition Upon Termination of Lease. Upon the expiration or termination of a Lease (or a portion thereof), the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, the Servicer may dispose of any such Equipment by selling such Equipment to Trans Leasing for a purchase price equal to the fair market value thereof. The Servicer will deposit any Early Termination Lease Proceeds, any Partial Early Termination Proceeds and any Expired Lease Proceeds of any such disposition in accordance with Section 3.3.

          (e) Subservicers. The Servicer may enter into servicing agreements with one or more subservicers (including Nuvotron, Inc. or any other Affiliate of any Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer will remain obligated and be liable to the Lender for servicing and administering the Leases in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Leases. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither TLFC nor the Lender will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

          (f) Further Assurances. The Lender will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement or the Credit Agreement.

          (g) Notice to Lessees. The Servicer will not be re quired to notify any Lessee that such Lessee's Lease or related Equipment has been sold, transferred, assigned or conveyed to TLFC pursuant to the Contribution and Sale Agreement or to the
Lender pursuant to the Credit Agreement; provided that, in the event that any Servicer resigns or is replaced, then if the place for payment pursuant to any Lease is changed, the Successor Servicer shall prior to such change give each related Lessee prompt written notice of the appointment of the Successor Servicer and the place to which such Lessee should make payments pursuant to each such Lease, and the Servicer that resigned or has otherwise been replaced shall promptly transfer to the Successor Servicer any payments it receives after such resignation or replacement.

          (h)   Notice  to  Parties to the Swap  Agreement.   The
Servicer  will  be responsible for notifying TLFC and  each  Swap
Counterparty within two Business Days of the occurrence of a Swap
Breakage Event.

          II.2 Collection of Payments.

          (a) Collection Efforts. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Leases as and when the same become due and will follow those collection procedures which it follows with respect to all comparable equipment leases that it services for itself or others. The Servicer may not grant extensions, rebates, or adjustments on a Lease which will extend the original due dates of any Scheduled Lease Payment, reduce the number of Scheduled Lease Payments or reduce the amount of any Scheduled Lease Payment; provided, however, that the Servicer may permit Leases to become Partial Early Termination Leases as described in
Section 2.2(b), and, provided, further, that to the extent consistent with the Servicer's past practices, the Servicer may, on only one occasion with respect to any Lease, permit a deferment of not more than three consecutive Scheduled Lease Payments (collectively, a "Skipped Payment") under such Lease to the end of the term of such Lease so long as (i) the sum of the Discounted Lease Balances of all Leases with respect to which there has been a Skipped Payment since the Cut-Off Date does not exceed 5% of the Aggregate Discounted Lease Balance as of the date of determination. No Skipped Payment shall be considered delinquent for purposes of this Agreement or the Credit Agreement, and no Servicer Advance will be required with respect thereto. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing any Lease.

          (b) Early Termination Leases and Partial Early Termination Leases. The Servicer may, in its sole discretion, permit a Lease to become an Early Termination Lease or a Partial Early Termination Lease (which shall not include a Lease that becomes an Early Termination Lease or a Partial Early Termination Lease due to a Casualty Loss), so long as, unless another Lease is substituted for such Lease or the terminated portion thereof as described in Section 10.4 of the Credit Agreement, the Servicer deposits in the Collection Account, not later than the second Business Day after receipt thereof by the Servicer, the sum of (i) (A) in the case of an Early Termination Lease, the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became an Early Termination Lease or (B) in the case of a Partial Early Termination Lease, the reduction in the Discounted Lease Balance of such Lease as of the Determination Date related to the Collection Period in which such Lease became a Partial Early Termination Lease, (ii) one month's interest on the amount described in clause (i) at the Discount Rate as of the
Determination Date and (iii) the amount of any unreimbursed Servicer Advances with respect to such Lease.

          (c) Acceleration. The Servicer, in its sole discretion, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Lease Payments under any Lease under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer is required to accelerate the Scheduled Lease Payments due under any Lease (and take other action in accordance with the Servicer's past practice, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Lease and the related Equipment) to the fullest extent permitted by the terms of such Lease, promptly after such Lease becomes a Defaulted Lease.

          (d) Taxes and Other Amounts. To the extent provided for in any Lease, the Servicer will make reasonable efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to the Leases or the related Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

          II.3 Servicer Advances. For each Collection Period commencing after the Conversion Date, if the Servicer determines that any Scheduled Lease Payment (or portion thereof) which was due and payable pursuant to a Lease during such Collection Period was not received prior to the end of such Collection Period, the Servicer shall make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Lease Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recoup such amount from subsequent collections under the related Lease, and such Servicer Advance shall be deemed to be a payment of such Scheduled Lease Payment (or portion thereof) for purposes of calculating the Discounted Lease Balance with respect to such Lease. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 10:00 a.m.
(Chicago time) on the related Payment Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to Sections 3.3(c) and as described in the Credit Agreement.

          II.4 Realization Upon Defaulted Leases. The Servicer will use its best efforts consistent with its customary and usual practices and procedures in its servicing of equipment leases to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Lease and will act as sales and processing agent for Equipment which it repossesses. The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such Equipment, which practices and procedures may include reasonable efforts to enforce all obligations of Lessees and repossessing and selling such Equipment at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment to Trans Leasing for a purchase price equal to the fair market value thereof. In any case in which any such Equipment has suffered damage, the Servicer will not expend funds in connection with any repair or towards the repossession of such Equipment unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the sale or disposition of Equipment relating to a Defaulted Lease in accordance with Section 3.3.

          II.5 Maintenance of Insurance Policies. The Servicer will use its best efforts to ensure that each Lessee maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Lease Balance of the related Lease plus the present value of the estimated fair value of the related Equipment as of the expiration of the Lease (calculated in a manner similar to the calculation of Discounted Lease Balance); provided that the Servicer, in accordance with its customary servicing procedures, may allow Lessees to self-insure. Additionally, the Servicer will require that each Lessee maintain property damage liability insurance during the term of each Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. If a Lessee fails to maintain property damage insurance, the Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Lessee. In connection with its activities as Servicer of the Leases, the Servicer agrees to present, on behalf of itself, TLFC and the Lender, claims to the insurer under each Insurance Policy and any such liability policy and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Lease.

          II.6 Recording and Filings. On or prior to the Closing Date the Servicer will record and file, on behalf of TLFC and at the Servicer's expense, financing statements and continuation statements with respect to the Collateral meeting the requirements of the UCC in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of the Lender's security interest in the Collateral as described in the Credit Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) financing statements will not be recorded or filed with respect to the Equipment other than in the Filing Locations, (ii) the Lease Files will not be physically delivered to the Lender but instead will be held by the Servicer in its custodial capacity as described herein, (iii) the financing statements to be filed in the Filing Locations other than the States of Delaware and Illinois will not be filed until after the Closing Date (and the Servicer agrees to make such filings within 5 Business Days of the Closing Date) and (iv) the certificate of title or other title document to any Equipment consisting of motor vehicles will not be marked to indicate the transfer from Trans Leasing to TLFC or the security interest of the Lender therein.

          II.7 Marking of Lease Management System. The Servicer will mark the Lease Management System, on behalf of TLFC at the Servicer's expense, on or prior to the Closing Date in a manner which indicates that the Leases have been contributed and sold to TLFC and that TLFC has granted a security interest in the Leases to the Lender.

          II.8 Representations and Warranties of Servicer. The Servicer represents and warrants to TLFC and the Lender that, as of the Closing Date, insofar as any of the following affects the Servicer's ability to perform its obligations pursuant to this Agreement in any material respect:

          (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

          (b) Due Qualification. The Servicer is qualified to do business as a foreign corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of, all states in which the ownership or lease of its property,  the  performance of its obligations pursuant  to  this
Agreement or the other conduct of its business requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Servicer to comply with this Agreement.

          (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Servicer has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

          (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Servicer, or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its Properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (iii) violate any legal requirement applicable to the Servicer or any of its properties in any manner, which conflict, breach, default, lien or violation would have a material and adverse effect on the ability of the Servicer to comply with this Agreement.

          (e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its Properties or assets is required to be obtained by or with respect to the Servicer in connection with the execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated herein.

          (f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether considered in a suit at law or in equity).

          (g) No Proceedings. To the best of the Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Servicer before any Governmental Authority
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

          (h) Location of Lease Files. The Lease Files for all Leases are located at the Servicer's office at 3000 Dundee Road, Northbrook, Illinois, and the Lease Files have not been located at any other address during the four-month period prior to the date hereof. No Person other than TLFC, the Lender and the Servicer has possession of, or any Lien upon, any Lease Files.

          II.9 Covenants of Servicer. The Servicer covenants that:

          (a) Lease Files. The Servicer will, at its own cost and expense, maintain all Lease Files, as custodian for the Lender. Without limiting the generality of the preceding sentence, the Servicer (i) will not dispose of any documents constituting the Lease Files in any manner which is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any original Lease except as expressly contemplated by this Agreement or the Credit Agreement, (ii) will maintain the Lease Files in a manner which, with the assistance of the information set forth in the List of Leases, will permit the Lease Files to be identified and segregated from other documents in the Servicer's possession which relate to leases or other contracts or property which are not Leases or Equipment and (iii) will not permit any Person other than the Lender and the Servicer to maintain possession of, or any Lien (other than a Permitted Lien) upon, any Lease Files (other than any Lease Files which relate solely to an Early Termination Lease, an Expired Lease or a Repurchased Lease and/or the related Equipment).

          (b)  Indemnification.

                (i) In connection with any suit, proceeding or action brought by the Servicer or the Lender for any sum owing in respect of a Lease, the Servicer will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by the Lender by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Lessee under the related Lease which arises out of a breach by the Servicer of any obligation under such Lease or arising out of any other agreement, indebtedness or liability at any time owing by the Servicer to or in favor of such Lessee or its successor.

               (ii) The Servicer will defend and indemnify the Lender against all costs, expenses, claims and liabilities incurred by the Lender in respect of any action taken by the Servicer, relative to any Lease or arising out of any proven failure of compliance of any Lease with the provisions of any law or regulation of any Governmental Authority.

          (c) Compliance with Law. The Servicer will comply, in all material respects, with all laws and regulations of any Governmental Authority applicable to the Servicer or the Leases and related Equipment and Lease Files or any part thereof; provided that the Servicer may contest any such law or regulation in any reasonable manner which will not materially and adversely affect the value of (or the rights of the Lender, with respect to) the Collateral.

          (d) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents reasonably requested by TLFC or the Lender to be filed or which may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Lender in, to and under the Collateral; provided that the Servicer will not be required (i) to file any financing or continuation statements with respect to the Equipment in any jurisdiction other than in the Filing Locations,
(ii) except as provided in Article V, to deliver physical possession of the Lease Files to the Lender (and may permit the Lease Files to remain in the possession of Trans Leasing, in its capacity as the Servicer, or any other Servicer) or (iii) to cause the certificate of title or other title document to any Equipment consisting of motor vehicles to be marked to indicate the transfer from Trans Leasing to TLFC or the security interest of the Lender therein.

          (e) Obligations with Respect to Leases. The Servicer will duly fulfill and comply with, in all material respects, all obligations on the part of the "lessor" to be fulfilled or complied with under or in connection with each Lease and will do nothing to impair the rights of the Lender in, to and under the Collateral. The Servicer will perform such obligations under the Leases and will not change or modify the Leases, except as otherwise provided herein and except insofar as any such failure to perform, change or modification would not materially and adversely affect the value of (or the rights of the Lender with respect to) the Leases or the Equipment.

          (f) Location of Lease Files. The Servicer will not change the location of any material portion of the Lease Files
(other than any Lease Files which relate solely to an Early Termination Lease, an Expired Lease or a Repurchased Lease and/or related Equipment) unless the Servicer gives the Lender notice of such change not less than ten days prior to such change; provided that at all times the Lease Files shall remain under the care, custody and control of the Servicer.

          (g) No Bankruptcy Petition Against TLFC. The Servicer agrees that, prior to the date that is one year and one day after the final distribution with respect to all notes, certificates and other securities issued by TLFC or any trust formed by TLFC which have been rated by any nationally recognized statistical rating organization, it will not institute against TLFC, or join any other Person in instituting against TLFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 2.09(g) will survive the termination of this Agreement.

          (h) Swap Breakage Costs. In the event of a Swap Breakage Event, the Servicer shall pay the related Swap Breakage Costs. Servicer shall be reimbursed therefor on each Payment Date thereafter as provided in Section 6.1(b)(l) of the Credit Agreement.

          II.10 Servicer Compensation. The Servicer will be entitled to receive the Servicing Fee to the extent, in the amounts and at the times provided in the Credit Agreement. The Servicer will also be entitled to retain all late payment charges, extension fees, and other incidental charges and other Late Fees (from whatever source) collected with respect to the Leases.

          II.11 Payment of Certain Expenses by Servicer. The Servicer shall pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of TLFC, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 2.1(d). The Servicer shall pay all reasonable fees and expenses owing to the Lender in connection with the maintenance of the Collection Account.

          II.12     Monthly Statement; Annual Statement.

          (a) Monthly Statement. With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Lender and TLFC, not less than two Business Days prior to such Payment Date, a monthly statement (a "Monthly Statement"), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit A.

          (b) Annual Statement. The Servicer will provide to the Lender and TLFC on or prior to September 30 of each year, commencing September 30, 1997, a cumulative summary of the information required to be included in the Monthly Statements for the Collection Periods ending during the immediately preceding Transaction Year (an "Annual Statement").

          II.13 Annual Report as to Compliance. The Servicer will provide to the Lender and TLFC on or prior to September 30 of each year, commencing September 30, 1997, an annual report signed by a Responsible Officer of the Servicer stating that
(a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding Transaction Year has been made under such Person's supervision and (b) to the best of such Person's knowledge, based on such review, the
Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such Transaction Year and no Servicer Default has occurred and is continuing (or, if a Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Default occurred during such Transaction Year and no notice thereof has been given to Lender, specifying such Servicer Default and the steps taken to remedy such event).

          II.14 Annual Independent Public Accountants' Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Lender and TLFC, on or prior to September 30 of each year, commencing September 30, 1997, a report relating to the previous Transaction Year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Leases, and (b) based on such examination, such firm is of the opinion that Monthly Statements for such Transaction Year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report.


                          ARTICLE III

                     ACCOUNTS AND DEPOSITS


          III.1      Establishment  of  Accounts.   The  Servicer
shall  establish the Collection Account as described  in  Section
10.2 of the Credit Agreement.

          III.2 Investment of Accounts. Funds on deposit in the Collection Account will be invested in Eligible Investments; provided that all related funds will be available for withdrawal without loss of principal or interest on the succeeding Payment Date (except with respect to the Collections received by the Servicer after the end of the immediately preceding Collection Period, the proceeds of investments of which need not be available until the next succeeding Payment Date). Subject to the restrictions set forth below, the Servicer will have the authority to instruct the Lender in writing with respect to the investment of funds on deposit in the Collection Account. Receipt of such written instructions by the Lender will be a condition precedent to any investment pursuant to this Section
3.2. Such instructions will relate to specified investments which constitute Eligible Investments. None of TLFC, the Lender or the Servicer will be liable for any loss incurred in connection with any investment made pursuant to this Section 3.2 except with respect to any investment issued or guaranteed by the Lender in its individual capacity. The Lender may make any investments pursuant to this Section 3.2 through its own investment department, in accordance with any such instructions received from the Servicer. For purposes of determining the availability of funds in the Collection Account for any reason under this Agreement or the Credit Agreement, all investment earnings (net of losses and investment expenses) available to be withdrawn from the Collection Account will be deemed to be available from or on deposit in the Collection Account. All Eligible Investments which have a specified maturity date will be held to maturity. All Eligible Investments shall be held by and in the name of the Lender and the Lender will maintain possession of all instruments or securities evidencing the Eligible Investments from the time of purchase thereof until the time of sale or maturity.

          III.3     Deposits.

          (a) Initial Deposit. Not later than the second Business Day after the Closing Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the Initial Cut-Off Date and prior to the Closing Date.

          (b) Deposits. From time to time after the Closing Date, the Servicer will deposit (in immediately available funds) all Collections and payments under any Swap Agreement in the Collection Account, as promptly as possible after the date upon which such Collections or payments are received (but in no event later than the second Business Day after such date).

          (c) Amounts Exempt from Deposit. Notwithstanding Sections 3.3(a) and 3.3(b), the following Collections (or portions thereof) are not required to be deposited into the Collection Account, and if any such amounts are deposited in the Collection Account, such amounts may be withdrawn and paid to the
Servicer:

          (i) Collections (including the portion of the Warranty Purchase Price attributable to unreimbursed Servicer Advances) on any Leases on which (and to the extent that) the Servicer has previously made a Servicer Advance which has not been reimbursed pursuant to this Section 3.3(c)(i) or the Credit Agreement, which amounts the Servicer may retain (as a reimbursement of such Servicer Advance); and

         (ii) Collections (other than the Repurchase Price) on any Repurchased Lease or any Lease for which a Lease has been substituted as described in Section
               10.4 of the Credit Agreement, which amounts the Servicer may retain to the extent necessary to reimburse the Servicer for any related Servicer Advance which has not been reimbursed pursuant to this Section 3.3(c)(i) or the Credit Agreement, and the remainder of which amounts the Servicer will pay to the Originator or TLFC, as the case may be.


                           ARTICLE IV

                     OTHER MATTERS RELATING
                        TO THE SERVICER

          IV.1 Liability of the Servicer and Others. The Servicer will be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Servicer in such capacity. Except as provided in Section 4.2, the Servicer will not be under any liability to TLFC, the Lender or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, that this provision will not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Person respecting any matters arising hereunder. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not related to its duties to service the Leases in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability. No director, officer, employee or agent of the Servicer will be under any liability to the Lender, TLFC or any other Person pursuant to this Agreement or pursuant to any document delivered hereunder. It is expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement.

          IV.2 Merger or Consolidation of Servicer; Assumption of Servicer's Obligations. The Servicer will not consolidate with or merge into, convey or transfer all or substantially all of its Properties to any Person (which shall not include the contributions and sales pursuant to the Contribution and Sale Agreement in the Servicer's capacity as the Originator) unless
(i) the Person formed by such consolidation, merger or which acquires by conveyance or transfer all or substantially all of the Properties of the Servicer is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) such Person expressly assumes (by an agreement, executed and delivered to the Lender, which supplements this Agreement and is in a form reasonably satisfactory to the Lender) the performance of every covenant and obligation of the Servicer pursuant to this Agreement, and (iii) the Servicer has delivered to the Lender an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreements comply with this Section 4.2 and that all conditions precedent relating to such transaction pursuant to this Agreement have been met.

          IV.3 The Servicer Not to Resign. The Servicer will not resign from the obligations and duties imposed on it pursuant to this Agreement except upon a determination that (i) the performance of its duties pursuant to this Agreement is impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties pursuant to this Agreement permissible under applicable law. Any determination pursuant to clause (i) above will be evidenced by an Opinion of Counsel to such effect and any determination pursuant to clause (ii) above will be evidenced by an Officer's Certificate, in each case delivered to the Lender. No Servicer resignation will become effective until the Lender or a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 5.2. If within 120 days of the date of any determination described in this Section 4.3, the Lender is unable to appoint a Successor Servicer, the Lender will without further action be appointed a Successor Servicer. The provisions of
Section 5.1 with respect to the duties of the Servicer in effecting the termination of its servicing responsibilities and the transfer of such responsibilities to a Successor Servicer will apply to any resignation pursuant to this Section 4.3.

          IV.4 Access to Certain Documentation and Information Regarding the Assets. Promptly upon request, the Servicer will furnish to TLFC or the Lender access to the Lease Files and any information described in Section 8.1(b) of the Credit Agreement which is in the Servicer's possession. Such access will be afforded without charge, but only (i) upon reasonable request and with reasonable notice, (ii) during the Servicer's normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 4.4 will derogate from any obligation under this Agreement or obligation of TLFC or the Servicer to observe any applicable law or agreement prohibiting disclosure of information regarding the Lessees, and any failure of the Servicer to provide information or access as provided in this Section 4.4 by reason of any such obligation will not constitute a breach of this Section 4.4.


                           ARTICLE V

                       SERVICER DEFAULTS

          V.1  Servicer Defaults.

          (a)   Definition.   Any  of the following  events  will
constitute a "Servicer Default" pursuant to this Agreement:

          (i) any failure by the Servicer to make any payment, transfer or deposit or deliver any Monthly
               Statement or Annual Statement which continues beyond the second Business Day after the date upon which such payment, transfer, deposit or delivery is required to be made pursuant to this Agreement;

         (ii) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer pursuant to this Agreement, if such failure materially and adversely affects the rights of the Lender and continues unremedied for a period of thirty days after the earlier of (a) the date on which written demand that such failure be remedied is given to the Servicer by the Lender or (b) the date on which a Responsible Officer of the Servicer becomes aware of such failure;

        (iii) any delegation of the Servicer's duties pursuant to this Agreement, except as permitted pursuant to
               Section 6.7;

         (iv) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect in any material respect when made and such incorrect statement has a material and adverse effect on the rights of the Lender and continues to be incorrect in any material respect for a period of thirty days after the earlier of (a) the date on which written demand that such incorrect statement be remedied is given to the Servicer by the Lender or (b) the date on which a Responsible Officer of the Servicer becomes aware of such incorrect statement; or

          (v) (A) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Servicer or all or substantially all of its Property, (B) a decree or order of a court or agency or supervisory authority having proper jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of the Servicer's affairs, is entered against the Servicer and such decree or order remains in force undischarged or unstayed for a period of 90 days, or (C) the Servicer admits in writing its inability to pay, or fails to pay, its debts generally as they become due, files a petition or commences any case or proceeding to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations.

          (b) Consequences of Servicer Default. If any Servicer Default occurs, then, so long as such Servicer Default is continuing, the Lender, by written notice (a "Termination Notice") to the Servicer, may terminate all of the rights and obligations of the Servicer pursuant to this Agreement and in, to and under the Collateral. After the Servicer receives a Termination Notice, and on the date that a Successor Servicer is appointed pursuant to Section 5.2, all authority and power of the Servicer pursuant to this Agreement will pass to and be vested in the Successor Servicer. The Lender is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, which are necessary or appropriate to effect the transfer of the servicing function pursuant to this Agreement. The Servicer agrees to cooperate with the Lender and such Successor Servicer in effecting the termination of the Servicer's responsibilities and rights pursuant to this Agreement. The Servicer will promptly transfer the information contained in the Lease Management System relating to the Leases to the Successor Servicer in such form as the Successor Servicer may reasonably request, and will promptly transfer to the Successor Servicer possession of the Lease Files and all other records, correspondence and documents necessary for the continued servicing of the Leases in the manner and at such times as the Successor Servicer will reasonably request. To the extent that compliance with this Section 5.1(b) requires the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Servicer may require the Successor Servicer to enter into such customary licensing and confidentiality agreements as the Servicer reasonably deems necessary to protect its interests.

          (c) Actions Beyond Servicer's Control. Notwithstanding the foregoing, any delay in or failure of performance referred to in Section 5.1(a)(i) for a period not in excess of five Business Days or under Section 5.1(a)(ii), (iii) or (iv) for a period not in excess of sixty Business Days (in each case, without giving effect to any grace period described in such Section) will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer of the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer will provide the Lender and TLFC with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to perform its obligations.

          V.2  Lender to Act; Appointment of Successor.

          (a) Servicer's Continued Performance. On and after the Servicer's receipt of a Termination Notice pursuant to
Section 5.1(b), the Servicer will continue to perform all servicing functions pursuant to this Agreement until the date specified by the Lender in such Termination Notice or, if no such date is specified, until a date mutually agreed upon by the Servicer and the Lender.

          (b) Appointment; Inability to Appoint. As promptly as possible after delivery of a Termination Notice the Lender will appoint a successor to the Servicer. No Person shall act as the Successor Servicer until such Person accepts its appointment by a written assumption in a form reasonably acceptable to the Lender. If no Successor Servicer has been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Lender, without further action, will automatically be appointed the Successor Servicer, unless the Lender is legally unable so to act, in which case the Lender will petition a court of competent jurisdiction to appoint an established servicing entity having a net worth of not less than $25,000,000 and whose regular business includes the servicing of leases of equipment which is of a type or types similar to the Equipment.

          (c) Successor's Rights, Duties and Liabilities. Upon its appointment, the Successor Servicer will be the successor with respect to servicing functions pursuant to this Agreement and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, and all references in this Agreement to the Servicer will be deemed to refer to the Successor Servicer.

          (d) Compensation. In connection with such appointment and assumption, the Lender will be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of collections, as it and such Successor Servicer agree; provided that no such compensation will be in excess of the compensation permitted to be paid to the Servicer pursuant to Section 2.10 of this Agreement.

          (e) Cessation of Successor's Authority. All authority and power granted to a Successor Servicer pursuant to this Agreement will automatically cease and terminate upon termination of this Agreement pursuant to Section 6.1 and will pass to and be vested in TLFC, and TLFC is hereby authorized and empowered to execute and deliver, on behalf of such Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, which are necessary or appropriate to effect the purposes of such transfer of the servicing function pursuant to this Agreement. The Successor Servicer agrees to cooperate with TLFC in effecting the termination of such Successor Servicer's responsibilities and rights. The Successor Servicer will transfer its electronic records relating to the Leases to TLFC in such electronic form as TLFC may reasonably request and will transfer all other records, correspondence and documents to TLFC in the manner and at such times as TLFC will reasonably request. To the extent that compliance with this Section 5.2(e) requires the Successor Servicer to disclose to TLFC information of any kind which the Successor Servicer reasonably deems to be confidential, the Successor Servicer may require TLFC to enter into such customary licensing and confidentiality agreements as the Successor Servicer deems necessary to protect the Successor Servicer's interests.

          V.3 Notification to Lender. Promptly upon the occurrence of any Servicer Default (and, in any event, within two Business Days after the Servicer becomes aware thereof), the Servicer will give the Lender and TLFC written notice of such Servicer Default. The Lender will promptly give written notice of any termination or appointment of a Successor Servicer pursuant to this Article V to TLFC and Trans Leasing.

          V.4 Waiver of Past Defaults. The Lender may waive any default by the Servicer or TLFC in the performance of their respective obligations under this Agreement and the consequences of any such default. Upon any such waiver of a past default, such default will cease to exist, and any default arising from or relating to such default will be deemed to have been remedied and cured for all purposes under this Agreement. No such waiver will extend to any subsequent or other default or impair any right upon any such subsequent default except to the extent expressly so waived.

          V.5 List of Leases. The Servicer will maintain true, correct and complete copies of the List of Leases and the Lease Schedule (as defined in the Contribution and Sale Agreement). Each time such List of Leases or Lease Schedule is amended as contemplated by the Credit Agreement or the Contribution and Sale Agreement, Servicer shall promptly forward to the Lender such List of Leases or Lease Schedule as so amended (or an amendment to be attached to the previous List of Leases or Lease Schedule so delivered to Lender), together with a certificate substantially in one of the forms attached hereto as Exhibit B. First Union shall maintain at its offices at One First Union Center in Charlotte, North Carolina such List of Leases and Lease Schedule as so amended (or previous List of Leases and Lease
Schedule together with all amendments), which shall constitute the List of Leases and Lease Schedule, respectively, referred to in the UCC financing statements filed pursuant to the Credit Agreement and the Contribution and Sale Agreement, respectively, upon the earlier to occur of (i) return of such certificate acknowledged by the Lender or (ii) five Business Days after such certificate is delivered by the Servicer. First Union shall provide access to such List of Leases and Lease Schedule, without charge, to any Person.


                           ARTICLE VI

                    MISCELLANEOUS PROVISIONS

          VI.1 Termination. The respective obligations and responsibilities of the parties hereto created by this Agreement will terminate upon the last to occur of (i) the maturity or other liquidation of the last Lease and the disposition of any amounts received upon disposition of any Defaulted Leases; (ii) payment of all amounts due to the Lender pursuant to the Credit Agreement; and (iii) the termination of the Credit Agreement.

          VI.2 Amendment. This Agreement may be amended from time to time by the unanimous written consent of each of TLFC, Trans Leasing and the Lender.
          VI.3 Evidence of Filings. The Servicer will cause this Agreement, all amendments to this Agreement, and all financing statements and continuation statements and any other necessary documents relating to the Lender's right, title and interest to the Collateral, to be promptly recorded, registered and filed (and at all times to be kept recorded, registered and filed) all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Lender to all property comprising the Collateral, all as provided in, and subject to, Sections 2.6 and 2.9(d). The Servicer will deliver to the Lender a file-stamped copy of, or filing receipt for, any document recorded or filed as provided in Section 2.6 or 2.9(d) promptly after such copy or receipt becomes available. TLFC will cooperate fully with the Servicer in connection with the performance of such Sections and will execute any and all documents reasonably required to fulfill the intent of such Sections.

          VI.4 Governing Law. All matters arising under or pursuant to this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois will control the interpretation and construction of this Agreement, even in the event that under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          VI.5 Notices. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by United States mail, registered or certified, postage prepaid and return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as follows (or at such other
address  as  may  be  substituted  by  notice  given  as   herein
provided):

          If to TLFC:

                    TL Lease Funding Corp. IV
                    c/o The Corporation Trust Company
                    1209 Orange Street
                    Wilmington, DE  19801

                    with a copy (which copy will
                    not constitute notice to
                    TLFC) to each of:

                    Trans Leasing International, Inc.
                    3000 Dundee Road
                    Northbrook, IL  60062
                    Attention:  Chief Financial Officer

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL  60601
                    Attention:  Jill L. Sugar

          If to the Servicer:

                    Trans Leasing International, Inc.
                    3000 Dundee Road
                    Northbrook, IL  60062
                    Attention:  Chief Financial Officer

                    with a copy (which copy will not constitute notice to the Servicer) to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL  60601
                    Attention:  Jill L. Sugar

          If to the Lender:

                    First Union National Bank of North Carolina
                    One First Union Center, TW-6
                    301 South College Street
                    Charlotte, NC 28288-0610
                    Attention:     Christopher R. Snyder
                                   Vice President

Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall have been personally delivered, with receipt acknowledged, three (3) Business Days after the same shall have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          VI.6 Severability of Provisions. If any covenant, agreement, provision or term of this Agreement is held invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

          VI.7 Assignment. This Agreement may not be assigned by the Servicer, except as provided in Sections 2.1(e), 4.2, 4.3 or 5.2, without the prior consent of the Lender.

          VI.8   Schedules  and  Exhibits.   The  Schedules   and
Exhibits constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          VI.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege under this Agreement, will operate as a waiver of such right, remedy, power or privilege; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

          VI.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

          VI.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation pursuant to this Agreement.

          VI.12 Merger and Integration. Except as specifically stated otherwise in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as expressly provided in this Agreement.

         VI.13 Headings. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

         VI.14 Certificates and Opinions of Counsel.

          (a) Basis for Reliance. Any certificate delivered by any Person in connection with this Agreement or the transactions contemplated hereby may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the Person delivering such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous. Any Opinion of Counsel or certificate delivered under this Agreement may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, a Responsible Officer or Responsible Officers of the Servicer or the Originator, as the case may be, stating that the information with respect to such factual matters is in the possession of the Servicer or the Originator, as the case may be, unless the Person delivering such Opinion of Counsel or certificate knows, or in the exercise of reasonable care should know, that such certificate, opinion or representations with respect to such matters are erroneous. Any such Opinion of Counsel or certificate may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such counsel or the Person delivering such Opinion of Counsel or certificate knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the accounting matters are erroneous.

          (b) Consolidation. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments pursuant to this Agreement, such Person may, but need not, consolidate the same and form one instrument.

                   *     *     *     *     *
          IN WITNESS WHEREOF, TLFC, the Servicer and the Lender have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year written above.


                              TL LEASE FUNDING CORP. IV


                              By:  /s/ Norman Smagley
                                  Name: Norman Smagley
                                  Title: Vice President - Finance



                              TRANS LEASING INTERNATIONAL, INC.,
                                as Servicer


                              By:  /s/ Norman Smagley
                                  Name: Norman Smagley
                                  Title: Vice President - Finance



                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA,
                                as Lender


                              By:  /s/ Bill A. Shirley
                                   Name: Bill A. Shirley
                                   Title: Vice President


                                                        Exhibit A

                   Form of Monthly Statement

                         See Attached.
                                                              Exhibit B

                         FORM OF CERTIFICATE

                                ____________ ___, 199_

First Union National Bank
 of North Carolina
One First Union Center
301 South College Street
Charlotte, NC 28288

       Attached is the true, correct and complete copy of [the List of Leases] [an amendment to the List of Leases delivered as of ____________, 199_] as contemplated by Section 5.5 of the Servicing Agreement dated as of ______________, 1997 (the "Servicing Agreement") among TL Lease Funding Corp. IV, Trans Leasing International, Inc., as initial Servicer (the "Servicer"), and First Union National Bank of North Carolina, as Lender. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Servicing Agreement.

       Such List of Leases [together with the List of Leases delivered as of ____________, 199_] constitutes the List of Leases referred to in the UCC financing statements filed pursuant to the Contribution and Sale Agreement [and replaces all prior lists].

       Please sign and return a copy hereof to the Servicer to acknowledge the receipt of this [amendment to the] List of Leases [and the replacement of all prior lists].

                           TRANS LEASING INTERNATIONAL, INC.


                           By:______________________________
                           Name:____________________________
                           Title:___________________________

Acknowledged as of __________, 199_

FIRST UNION NATIONAL BANK OF NORTH CAROLINA

By:________________________________
Name:______________________________
Title:_____________________________